                                                                    EXHIBIT 99.3

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

   The unaudited pro forma consolidated balance sheet as of June 30, 2001 gives pro forma effect to the following, as if each event had occurred as of June 30, 2001:

   . Cardiac Science's planned acquisition of Artema, and the terms of the offer to Artema shareholders;

   . Cardiac Science's planned acquisition of Survivalink; and

   . the consummation of a financing transaction which Cardiac Science assumes for purposes of this presentation to raise $25 million, with $10.5 million used to partially finance the Survivalink transaction and the remaining proceeds used for general corporate purposes and working capital.

   Cardiac Science's June 30, 2001 historical balance sheet, contained herein, reflects the Cadent Medical Corporation acquisition which closed on July 1, 2000.

   The unaudited pro forma consolidated statement of operations for the year ended December 31, 2000 and six months ended June 30, 2001 gives effect to the following, as if each had occurred on January 1, 2000:

   . Cardiac Science's planned acquisition of Artema, and the terms of the offer to Artema shareholders;

   . Cardiac Science's planned acquisition of Survivalink;

   . Cardiac Science's acquisition of Cadent; and

   . the consummation of a financing transaction which Cardiac Science assumes for purposes of this presentation to raise $25 million, with $10.5 million used to partially finance the Survivalink transaction and the remaining proceeds used for general corporate purposes and working capital.

   For the purposes of the pro forma financial data, Cardiac Science has assumed its stock price associated with each of the events outlined above (except for the Cadent acquisition, which is on a historical basis) to be $2.00 per share. This price reflects the price per share at which Cardiac Science expects to consummate the financing transaction and also reflects the low-end of Cardiac Science's recent 30-day trading range.

   The unaudited pro forma financial data are provided for informational purposes only and are not necessarily indicative of the results of operations or financial position had the transactions assumed therein occurred, nor are they necessarily indicative of the results of operations which may be expected to occur in the future. The unaudited pro forma financial data are based on assumptions that Cardiac Science believes are reasonable and should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

   Cardiac Science's acquisition of Artema is subject to certain conditions.
See "The Offer--Conditions of the Offer." Completion of the Survivalink merger also is subject to certain conditions including, but not limited to, approval by Cardiac Science's stockholders of certain proposals to be presented at its stockholders' meeting. Failure to meet certain obligations outlined in the merger agreement between Cardiac Science and Survivalink may result in the payment by Cardiac Science of a cash break-up fee of $3.5 million. Cardiac Science cannot assure you that it will be able to consummate the Survivalink merger or acquisition of Artema, or that it will be able to successfully complete the financing transaction mentioned above.

   The unaudited pro forma financial data are presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). All acquisitions have been recorded using the purchase method of accounting. Amounts are presented in U.S. dollars.

   In preparing the pro forma financial statements and in the underlying preliminary acquisition analysis of Artema, it has been assumed that the shareholders of Artema will receive 4,444,444 Cardiac Science shares in exchange for all of the Artema shares. It has further been assumed that the fair value of the Cardiac Science shares issued to effect the transaction, based on a price of $2.00 per Cardiac Science common share, will equal $8.9 million. The acquisition is expected to result in transaction costs of approximately $1.5 million.

   Based on the merger agreement, the shareholders of Survivalink will receive a maximum of 18,150,000 shares of Cardiac Science common stock, $25.8 million in senior secured promissory notes and $10.5 million cash in exchange for all of the Survivalink shares. In the following pro forma presentation, it has been assumed that no escrow holdback occurs and that the shareholders of Survivalink receive the maximum merger consideration. In preparing the pro forma financial statements, and in the underlying preliminary acquisition analysis of Survivalink, it has been assumed that the stock portion of the merger consideration will have an assumed fair value of $36,300,000, or $2.00 per Cardiac Science common share.

   It has further been assumed that Cardiac Science will complete a planned financing transaction, offering 12,500,000 shares at $2.00 per share, of which partial proceeds of $10.5 million will be used to fund the cash portion of the Survivalink transaction. The acquisition is expected to result in transaction costs of approximately $1.5 million.

   The accounting principles of Cardiac Science will apply. A detailed analysis has not yet been made to the Artema or Survivalink accounts in order to identify any potential adjustments that need to be made to these accounts in order to adapt them to the accounting principles of Cardiac Science. Based on a preliminary review of the accounts, the management of Cardiac Science believes, however, that any adjustments that may be required will have no material impact on the consolidated accounts of Cardiac Science.

Differences between Swedish and U.S. accounting principles

   Artema's consolidated financial statements are prepared in accordance with generally accepted accounting principles in Sweden ("Swedish GAAP"), which differs in certain material respects from financial statements prepared in accordance with U.S. GAAP. See Note 34 to Artema's audited financial statements for a description of specific differences.

   The following is a summary of the significant differences between Swedish GAAP and those of U.S. GAAP, which may be relevant for Artema. The summary is not a comprehensive list of all potential differences between Swedish GAAP and U.S. GAAP which would have to be identified in order to prepare consolidated U.S. GAAP financial statements.

   Furthermore, the following text does not address U.S. GAAP disclosure requirements, which are significantly more extensive than the corresponding Swedish disclosure requirements, nor does it cover certain differences in format and terminology applied in the income statement, balance sheet, statement of cash flows or notes to the financial statements. For further information please see Artema's financial statements and associated notes.

Revenue Recognition

   U.S. GAAP requires a very strict application of revenue recognition policies where, for example, delivery and shipping terms are important factors. Revenue recognition practice in Sweden is normally not as strict as U.S. GAAP would require.

Acquisitions

   Both Swedish and U.S. GAAP contain guidelines for determining the fair value of shares tendered as part of an acquisition. Swedish guidelines for valuations of such shares issued in conjunction with acquisitions are less detailed than corresponding U.S. guidelines.

   Under Swedish GAAP, acquired in-process research and development is not separately identified and is instead included in goodwill. Under U.S. GAAP, the cost of an acquired company is to be assigned to all identifiable tangible and intangible assets, including any resulting from research and development activities of the acquired enterprise. Any remaining amount is assigned to goodwill. To the extent costs are allocated to intangibles for use in research and development activities (i.e., acquired research and development), such costs must be accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") 2, "Accounting for Research and Development Costs," i.e., they must be expensed by the acquiror as of the date of consummation of the combination, unless there is an alternative future use in research and development projects or otherwise.

Capitalization of interest expenses

   Under Swedish GAAP, interest expenses related to the construction of certain qualifying assets are normally charged to earnings, although companies may elect to capitalize the interest expense.

   U.S. GAAP requires that interest expense related to qualifying assets be capitalized and depreciated together with the acquisition costs over the useful life of the asset.

Equity Securities

   Under Swedish GAAP, investments in equity securities are carried at the lower of cost or market.

   Under U.S. GAAP, and in particular in accordance with SFAS 115 "Accounting for Certain Investments in Debt and Equity Securities," these investments should be classified with respect to the underlying intent, i.e., if they are to be traded, if they are to be held to maturity, or if they are in an intermediate category, and are deemed to be available for sale. Valuation and reporting of income differ depending on the classification of the securities.

Comprehensive Income

   U.S. GAAP prescribes reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Under U.S. GAAP, all items that are required to be recognized as components of comprehensive income should be reported in a financial statement that is displayed with the same prominence as other financial statements. There is no such requirement under Swedish GAAP.

                             CARDIAC SCIENCE, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 June 30, 2001
                                 (In thousands)


                                                                                 Cardiac
                                                                                Science &
                                      Cardiac                        Artema      Artema                 Survivalink
                                      Science        Artema       Acquisition   Pro Forma  Survivalink  Acquisition     Pro Forma
                                    Historical    Historical(a)   Adjustments   Combined   Historical   Adjustments     Combined
                                    ----------    -------------   -----------  ----------  -----------  -----------    -----------
             Assets
Current assets:
 Cash and cash equivalents ......   $  4,123.7      $   570.1      $       --  $  4,693.8  $  1,549.0    $ 23,250.0 (e) $ 18,992.8
                                                                                                          (10,500.0)(e)
 Accounts receivable, net .......      3,049.6        3,785.3              --     6,834.9     4,406.7            --       11,241.6
 Inventories ....................      1,756.8        3,979.8              --     5,736.6       706.3            --        6,442.9
 Prepaid expenses and other .....        271.1          213.1              --       484.2        57.7            --          541.9
                                    ----------      ---------      ----------  ----------  ----------    ----------     ----------
   Total current assets..........      9,201.2        8,548.3              --    17,749.5     6,719.7      12,750.0       37,219.2
Property, plant & equipment, net       2,628.5        2,945.4              --     5,573.9       427.5            --        6,001.4
Goodwill and other intangibles,
  net............................      7,366.3             --         5,262.3 (b)12,628.6          --      70,376.2 (f)  (83,004.8
Patents .........................           --             --              --          --          --       3,000.0 (f)    3,000.0
Deferred acquisition costs and
  Survivalink advance............      2,682.1             --        (1,173.5)(c) 1,508.6          --      (1,508.6)(g)(h)      --
Other ...........................      1,660.2          149.9              --     1,810.1        20.5            --        1,830.6
                                    ----------      ---------      ----------  ----------  ----------    ----------     ----------
   Total assets..................   $ 23,538.3      $11,643.6      $  4,088.8  $ 39,270.7  $  7,167.7    $ 84,617.6     $131,056.0
                                    ==========      =========      ==========  ==========  ==========    ==========     ==========
   Liabilities & Stockholders'
              Equity
Current liabilities:
 Accounts payable ...............   $  4,738.2      $ 5,012.5      $       --  $  9,750.7  $  2,292.5    $       --     $ 12,043.2
 Current maturities of long-term
   obligations ..................        160.8             --              --       160.8       318.0            --          478.8
 Notes payable ..................           --             --              --          --     2,000.0        (500.0)(h)    1,500.0
 Accrued expenses ...............      1,776.0          970.8              --     2,746.8     1,816.3            --        4,563.1
                                    ----------      ---------      ----------  ----------  ----------    ----------     ----------
   Total current liabilities.....      6,675.0        5,983.3               -    12,658.3     6,426.8        (500.0)      18,585.1
Long-term obligations ...........        169.0          378.3              --       547.3        17.1      25,800.0 (i)   26,364.4
Other ...........................           --          155.4              --       155.4          --            --          155.4
                                    ----------      ---------      ----------  ----------  ----------    ----------     ----------
   Total liabilities.............      6,844.0        6,517.0              --    13,361.0     6,443.9      25,300.0       45,104.9
                                    ----------      ---------      ----------  ----------  ----------    ----------     ----------
Redeemable preferred stock:
 Series A .......................           --             --              --          --    16,771.8     (16,771.8)(j)         --
 Series B .......................           --             --              --          --    13,400.6     (13,400.6)(j)         --
Stockholders' equity:
 Common stock ...................        219.9        1,403.0        (1,403.0)(d)   219.9        59.6         (59.6)(j)      219.9
 Additional paid-in-capital and
  other..........................     80,745.1       13,499.6       (13,499.6)(d)89,960.5    12,781.7     (12,781.7)(j)  150,001.9
                                                                      9,215.4 (b)                          36,791.4 (f)(i)
                                                                                                           23,250.0 (e)
 Accumulated deficit ............    (64,270.7)      (9,776.0)        9,776.0 (d(64,270.7   (42,289.9)     42,289.9 (j)  (64,270.7)
                                    ----------      ---------      ----------  ----------  ----------    ----------     ----------
   Total stockholders' equity....     16,694.3        5,126.6         4,088.8    25,909.7   (29,488.6)     89,490.0       85,951.1
                                    ----------      ---------      ----------  ----------  ----------    ----------     ----------
                                    $ 23,583.3      $11,643.6      $  4,088.8  $ 39,270.7  $  7,167.7    $ 84,617.6     $131,056.0
                                    ==========      =========      ==========  ==========  ==========    ==========     ==========


          See Notes to Unaudited Pro Forma Consolidated Balance Sheet

                             CARDIAC SCIENCE, INC.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                     (In thousands, except per share data)


   (a) Artema's balance sheet data converted to U.S. dollars at an exchange rate at June 30, 2001 of SEK 10.86 per U.S. dollar and converted from Swedish GAAP to U.S. GAAP.


   The following is a summary of the adjustments to total assets and total liabilities which would have been required if U.S. GAAP had been applied instead of Swedish GAAP.



                                                                       Artema
                                                                   June 30, 2001
                                                                   -------------
Total assets as reported in the balance sheet in accordance
  with Swedish GAAP.............................................    SEK 122,450
U.S. GAAP adjustments:
 Accounts receivable ...........................................    SEK   4,000
                                                                    -----------
Total assets in accordance with U.S. GAAP ......................    SEK 126,450
Foreign currency exchange rate .................................          10.86
                                                                    -----------
Total assets in accordance with U.S. GAAP ......................    $  11,643.6
                                                                    ===========


                                                                       Artema
                                                                   June 30, 2001
                                                                   -------------
Total current liabilities as reported in the balance sheet in
  accordance with Swedish GAAP..................................    SEK  45,921
Adjustments to conform to U.S. GAAP
  Committed credit facility.....................................    SEK  15,058
 Other current liabilities .....................................    SEK   4,000
                                                                    -----------
Total current liabilities in accordance with U.S. GAAP .........    SEK  64,979
Foreign currency exchange rate .................................          10.86
                                                                    -----------
Total current liabilities in accordance with U.S. GAAP .........    $   5,983.3
                                                                    ===========



                                                                       Artema
                                                                   June 30, 2001
                                                                   -------------
Total long term liabilities as reported in the balance sheet in
  accordance with Swedish GAAP..................................    SEK  19,166
Adjustments to conform to U.S. GAAP
  Other current liabilities.....................................    SEK (15,058)
                                                                    -----------
Total long term liabilities in accordance with U.S. GAAP .......    SEK   4,108
Foreign currency exchange rate .................................          10.86
                                                                    -----------
Total long term liabilities in accordance with U.S. GAAP .......    $     378.3
                                                                    ===========


   (b) Under purchase accounting, the total purchase price will be allocated to the acquired assets and liabilities of Artema based on the relative fair values as of the closing of the Artema transaction, with the balance allocated to goodwill and other identifiable intangibles. This entry reflects a current estimate of the allocation to the acquired assets, liabilities and goodwill and to estimated fees and expenses relating to the acquisition of approximately $1.5 million. The final allocations are expected to be different from the amounts reflected herein, and may reflect allocation to in-process research and development and other identifiable intangibles such as patents, assembled workforce and core technology. Such differences may be significant. The amount and components of the estimated purchase price along with the allocation of the estimated purchase price to assets purchased and liabilities assumed as though the transaction had occurred on June 30, 2001 are as follows:

         Cash and cash equivalents..........................    $   570.1
         Property, plant & equipment, net...................      2,945.5
         Accounts receivable, net...........................      3,785.3
         Inventories........................................      3,979.8
         Prepaid expenses and other assets..................        363.0
         Long-term obligations..............................       (378.3)
         Accounts payable and accrued liabilities...........     (5,983.3)
         Other liabilities..................................       (155.4)
         Goodwill...........................................      4,088.8
         Deferred acquisition costs.........................      1,173.5
                                                                ---------
         Total purchase price...............................    $10,388.9
                                                                =========

   (c) Through June 30, 2001, Cardiac Science has capitalized $1,173.5 in Artema related acquisition costs. This entry reflects the elimination of this asset and its reclassification into goodwill.

   (d) Reflects the elimination of Artema's historical stockholders' equity balances in connection with purchase accounting.

   (e) It is assumed that Cardiac Science will issue 12.5 million shares of its common stock in a financing transaction, generating gross proceeds of $25.0 million. Although we are currently pursuing such financing, we cannot assure you that we will be successful in this regard. The use of net proceeds of $23.25 million, net of offering fees and expenses totaling $1.75 million:


          (i) cash payment of $10.5 million as part of the offer to acquire Survivalink;

          and

          (ii) $12.75 million to be used for general corporate purposes and working capital.


   (f) Under purchase accounting, the total purchase price will be allocated to the acquired assets and liabilities of Survivalink based on the relative fair values as of the closing of the Survivalink transaction, with the balance allocated to goodwill and other identifiable intangibles. This entry reflects a current estimate of the allocation to the acquired assets, liabilities and goodwill and to estimated fees and expenses relating to the acquisition of approximately $1.5 million. The final allocations are expected to be different from the amounts reflected herein, and may reflect allocation to in-process research and development and other identifiable intangibles such as assembled workforce and core technology. Such differences may be significant. The amount and components of the estimated purchase price along with the allocation of the estimated purchase price to assets purchased and liabilities assumed as though the transaction had occurred on June 30, 2001 are as follows:




         Cash and cash equivalents...........................    $ 1,549.0
         Property, plant and equipment, net..................        427.5
         Accounts receivable, net............................      4,406.7
         Inventories.........................................        706.3
         Other assets........................................         78.2
         Long-term obligations...............................        (17.1)
         Notes payable.......................................     (2,000.0)
         Accounts payable and accrued liabilities............     (4,426.8)
         Patents.............................................      3,000.0
         Goodwill............................................     69,367.6
         Deferred acquisition costs..........................      1,008.6
                                                                 ---------
         Total purchase price................................    $74,100.0
                                                                 =========


   (g) Through June 30, 2001, Cardiac Science has capitalized $1,008.6 in Survivalink related acquisition costs. This entry reflects the elimination of this asset and its reclassification into goodwill.

   (h) In connection with the acquisition of Survivalink, in the quarter ended June 30, 2001, Cardiac Science advanced $500,000 to Survivalink for working capital requirements. This entry reflects the repayment of this advance which would occur when the two companies are combined.

   (i) According to the terms of the merger agreement, Cardiac Science will issue 18,150,000 shares of its common stock to shareholders of Survivalink. For the purpose of this pro forma analysis, it is assumed that the shares of Cardiac Science common stock issued in the merger will have a fair value of $36,300,000. It is expected that the associated transaction fees and expenses will total approximately $1.5 million. It is further assumed that Cardiac Science will issue shareholders of Survivalink $25.8 million of senior secured promissory notes.

   (j) Reflects the elimination of Survivalink's historical stockholders' equity balances in connection with purchase accounting.

                             CARDIAC SCIENCE, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          Year Ended December 31, 2000
                     (In thousands, except per share data)




                                             Cardiac Science      Cadent
                                                   Year         Six Months                     Artema
                                                  Ended           Ended         Cadent       Year Ended       Artema
                                               December 31,      June 30,    Acquisition    December 31,   Acquisition
                                                   2000            2000      Adjustments      2000(b)      Adjustments
                                             ---------------    ----------   -----------    ------------   -----------
Net sales ................................      $  4,242.3      $      --      $    --       $27,961.1         $--
Cost of goods sold .......................         3,825.6             --           --        18,078.0          --
                                                ----------      ---------      -------       ---------         ---
 Gross profit ............................           416.7             --           --         9,883.1          --
                                                ----------      ---------      -------       ---------         ---
Operating expenses:
 Research & development ..................         8,247.7        1,842.1           --         4,023.4          --
 Sales & marketing .......................         4,370.9             --           --         1,745.5          --
 General & administrative ................         5,159.6          369.7           --         4,020.0          --
 Acquired in-process research and
   development ...........................        13,587.0             --           --              --          --
 Amortization of intangibles .............         2,613.8             --        494.1 (a)          --          --
 Other operating expenses ................              --        1,144.1           --              --
                                                ----------      ---------      -------       ---------         ---
                                                  33,979.0        3,355.9        494.1         9,788.9          --
                                                ----------      ---------      -------       ---------         ---
Operating income (loss) ..................       (33,562.3)      (3,355.9)      (494.1)           94.2          --
Interest income (expense), net ...........           618.4           18.2           --            69.8          --
                                                ----------      ---------      -------       ---------         ---
Income (loss) before income taxes ........       (32,943.9)      (3,337.7)      (494.1)          164.0          --
Provision for income tax .................             1.6             --           --              --          --
                                                ----------      ---------      -------       ---------         ---
Net income (loss) ........................      $(32,945.5)     $(3,337.7)     $(494.1)      $   164.0         $--
                                                ==========      =========      =======       =========         ===
Pro forma basic and diluted loss per
  share...................................
Pro forma weighted average number of
  shares used in the computation of loss
  per share (in thousands)................


                                               Cardiac
                                              Science &    Survivalink
                                               Artema       Year Ended    Survivalink
                                              Pro Forma    December 31,   Acquisition    Pro Forma
                                              Combined         2000       Adjustments     Combined
                                             ----------    ------------   -----------    ----------
Net sales ................................   $ 32,203.4     $17,139.5      $      --     $ 49,342.9
Cost of goods sold .......................     21,903.6       7,095.7             --       28,999.3
                                             ----------     ---------      ---------     ----------
 Gross profit ............................     10,299.8      10,043.8             --       20,343.6
                                             ----------     ---------      ---------     ----------
Operating expenses:
 Research & development ..................     14,113.2       1,752.9             --       15,866.1
 Sales & marketing .......................      6,116.4       5,987.6             --       12,104.0
 General & administrative ................      9,549.3       1,710.0             --       11,259.3
 Acquired in-process research and
   development ...........................     13,587.0            --             --       13,587.0
 Amortization of intangibles .............      3,107.9            --          300.0 (c)    3,407.9
 Other operating expenses ................      1,144.1            --             --        1,144.1
                                             ----------     ---------      ---------     ----------
                                               47,617.9       9,450.5          300.0       57,368.4
                                             ----------     ---------      ---------     ----------
Operating income (loss) ..................    (37,318.1)        593.3         (300.0)     (37,024.8)
Interest income (expense), net ...........        706.4        (276.7)      (2,580.0)(d)   (2,150.3)
                                             ----------     ---------      ---------     ----------
Income (loss) before income taxes ........    (36,611.7)        316.6       (2,880.0)     (39,175.1)
Provision for income tax .................          1.6          18.0             --           19.6
                                             ----------     ---------      ---------     ----------
Net income (loss) ........................   $(36,613.3)    $   298.6      $(2,880.0)    $(39,194.7)
                                             ==========     =========      =========     ==========
Pro forma basic and diluted loss per
  share...................................                                               $    (0.81)
                                                                                         ==========
Pro forma weighted average number of
  shares used in the computation of loss
  per share (in thousands)................                                                 48,162.7 (e)
                                                                                         ==========

     See Notes to Unaudited Pro Forma Consolidated Statement of Operations

                             CARDIAC SCIENCE, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         Six Months Ended June 30, 2001
                     (In thousands, except per share data)



                                             Cardiac Science      Artema                                      Survivalink
                                                Six Months      Six Months                  Cardiac Science    Six Months
                                                  Ended           Ended         Artema         & Artema          Ended
                                                 June 30,        June 30,    Acquisition       Pro Forma        June 30,
                                                   2001          2001 (b)    Adjustments       Combined           2001
                                             ---------------    ----------   -----------    ---------------   -----------
Net sales ................................      $  2,248.9      $ 7,651.2     $(1,087.3)(g)   $  8,812.8        $9,592.2
Cost of goods sold .......................         2,019.6        5,941.9        (877.5)(g)      7,084.0         4,142.6
                                                ----------      ---------     ---------       ----------        --------
 Gross profit ............................           229.3        1,709.3        (209.8)         1,728.8         5,449.6
                                                ----------      ---------     ---------       ----------        --------
Operating expenses:
 Research & development ..................         4,601.7        1,734.2            --          6,335.9         1,045.9
 Sales & marketing .......................         3,597.0          853.8            --          4,450.8         3,692.6
 General & administrative ................         3,218.2        2,052.4            --          5,270.6         1,396.5
 Amortization of intangibles .............           661.9             --            --            661.9              --
                                                ----------      ---------     ---------       ----------        --------
                                                  12,078.8        4,640.4            --         16,719.2         6,135.0
                                                ----------      ---------     ---------       ----------        --------
Operating loss ...........................       (11,849.5)      (2,931.1)       (209.8)       (14,990.4)         (685.4)
Interest income net ......................           171.9          (15.1)           --            156.8           (88.4)
Loss from sale of marketable securities ..          (707.4)            --            --           (707.4)             --
                                                ----------      ---------     ---------       ----------        --------
Income (loss) before income taxes ........       (12,385.0)      (2,946.2)       (209.8)       (15,541.0)         (773.8)
Provision for income tax .................             2.0             --            --              2.0              --
                                                ----------      ---------     ---------       ----------        --------
Net loss .................................      $(12,387.0)     $(2,946.2)    $  (209.8)      $(15,543.0)       $ (773.8)
                                                ==========      =========     =========       ==========        ========
Pro forma basic and diluted loss per
  share...................................
Pro forma weighted average number of
  shares used in the computation of loss
  per
  share (in thousands)....................


                                             Survivalink
                                             Acquisition    Pro Forma
                                             Adjustments     Combined
                                             -----------    ----------
Net sales ................................    $      --     $ 18,405.0
Cost of goods sold .......................           --       11,226.6
                                              ---------     ----------
 Gross profit ............................           --        7,178.4
                                              ---------     ----------
Operating expenses:
 Research & development ..................           --        7,381.8
 Sales & marketing .......................           --        8,143.4
 General & administrative ................           --        6,667.1
 Amortization of intangibles .............        150.0 (c)      811.9
                                              ---------     ----------
                                                  150.0       23,004.2
                                              ---------     ----------
Operating loss ...........................       (150.0)     (15,825.8)
Interest income net ......................     (1,290.0)(d)   (1,221.6)
Loss from sale of marketable securities ..           --         (707.4)
                                              ---------     ----------
Income (loss) before income taxes ........     (1,440.0)     (17,754.8)
Provision for income tax .................           --            2.0
                                              ---------     ----------
Net loss .................................    $(1,440.0)    $(17,756.8)
                                              =========     ==========
Pro forma basic and diluted loss per
  share...................................                      ($0.34)
                                                            ==========
Pro forma weighted average number of
  shares used in the computation of loss
  per
  share (in thousands)....................                    52,619.6 (f)
                                                            ==========

     See Notes to Unaudited Pro Forma Consolidated Statement of Operations

                             CARDIAC SCIENCE, INC.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       (In thousands, except share data)

   (a) Represents an additional 6 months of amortization of goodwill of $494.1 resulting from the excess of the purchase price over the net book value of Cadent, calculated as though the Cadent transaction was completed on January 1, 2000. The life of goodwill is estimated to be 7 years. Under purchase accounting, the total purchase price has been allocated to the acquired assets and assumed liabilities of Cadent based on their relative fair market values as of the closing date of the Cadent transaction.

   (b) Represents historical Artema financial data for the year ended December 31, 2000 and six months ended June 30, 2001 after the following:

          (i)  conversion from Swedish GAAP to U.S. GAAP; and

          (ii) conversion to U.S. dollars utilizing an average monthly exchange rate for the year ended December 31, 2000 of SEK 9.24 per U.S. dollar and 10.15 for the six months ended
               June 30, 2001.


   The following table reconciles Artema's net income in accordance with Swedish GAAP to U.S. GAAP.



                                                   Artema           Artema Six
                                                 Year Ended         Months Ended
                                              December 31, 2000    June 30, 2001
                                              -----------------   --------------
Net income (loss) in accordance with
  Swedish GAAP............................        SEK 1,516         SEK (29,903)
U.S. GAAP adjustments:
Net sales ................................        SEK(3,938)                 --
Cost of goods sold .......................        SEK 3,938                  --
                                                  ---------         -----------
Net income (loss) in accordance with U.S.
  GAAP....................................        SEK 1,516         SEK (29,903)
Foreign currency exchange rate ...........             9.24               10.15
                                                  ---------         -----------
Net income (loss) accordance with U.S.
  GAAP....................................        $     164         $  (2,946.1)
                                                  =========         ===========


   (c) Represents the amortization of identifiable intangible assets, or patents, purchased along with the acquired assets and assumed liabilities of Survivalink. The life of the patents is estimated to be 10 years. Upon closing of this transaction, SFAS 141 "Business Combinations" and SFAS 142 "Goodwill and Other Intangible Assets" will be effective. Under these new standards, identifiable intangible assets will be amortized and non-identifiable intangible assets (including goodwill) will not be amortized. It is estimated that as of the close of the Survivalink transaction, the fair market value of the acquired patents will be approximately $3.0 million, based on an assigned value of approximately $50 per patent.

   (d) Represents interest expense payable on the senior secured promissory notes issued to Survivalink shareholders. The notes carry an annual stated interest rate of 10%.

   (e) The pro forma weighted average number of shares represents, exclusive of shares issued to Cadent, Cardiac Science's historical weighted average shares outstanding at fiscal year end of 15,818,300, and the sum of:

          (i) 4,500,000 shares of Cardiac Science common stock issued to Cadent,

          (ii) 18,150,000 shares of Cardiac Science common stock to be issued to acquire Survivalink,

          (iii) 4,444,444 shares of Cardiac Science common stock to be issued to Artema shareholders, and

          (iv) the portion of Cardiac Science shares sold in the financing transaction in connection with the cash portion of the Survivalink transaction of $10.5 million, representing 5,250,000 shares all as if outstanding for the entire year.


   (f) The pro forma weighted average number of shares represents Cardiac Science's historical weighted average shares outstanding at June 30, 2001 or 24,775,155, and the sum of:


          (i) 18,150,000 shares of its Common Stock to be issued to acquire Survivalink,

          (ii) 4,444,444 shares of its Common Stock to be issued to Artema shareholders,

          (iii) the portion of Cardiac Science shares sold in the financing transaction in connection with the cash portion of the Survivalink transaction of $10.5 million, representing 5,250,000 shares, all as if outstanding for the six months ended June 30, 2001.

   (g) For the six months ended June 30, 2001, sales totaling $1,087.3 were reversed to reflect inter-company sales of products between Cardiac Science and Artema. The associated cost of goods sold for the products of $877.5 was also reversed. None of the related inventory remains in the balance sheet at June 30, 2001.